EXHIBIT 10.18
                                  -------------

         AGREEMENT BETWEEN THE COMPANY AND MEMBER SERVICE CENTER INC.,
                              DATED MARCH 3, 2003

                         AGENT REPRESENTATIVE AGREEMENT

THIS AGREEMENT is entered into by and between MedStrong International Corporation (MIC), a Delaware corporation, with its principal office located at 500 Silver Spur Road, Rancho Palos Verdes, California, and Member Services Center (MSC), whose corporate office is situated at 20 Cabot Boulevard, Suite 203, Mansfield, MA 02048.

          1. The purpose of this Agreement is to summarize the agreements between the parties and will have the effect of a Three-year Agreement between the parties.

          2. The contents of this Agreement are the product of previous discussions among the parties.

          3. Purpose: To grant MSC the right, as agent, to represent, promote and sell MIC's Member Patient Data Quickly (PDQ) brand medical records online program, to its prospects and customers in the territories identified therein. MIC is to be MSC's exclusive medical records online provider during the three-year term and any renewal periods. Designation as the exclusive medical records online provider means that MSC will offer no other competing program. Further, MSC shall use its best efforts to induce its prospects and existing clients to select/use the Member PDQ product as a part of the MSC roadside assistance program prospects or vehicle services agreement prospects.

          4. Territory: United States and Canada. Other territories may be mutually agreed to in writing.

          5.   Program Marketing:

               MIC will provide MSC with PDQ program options that offer or provide tailored solutions to its varied and diverse prospect and client base.

               Agents: MSC may choose to distribute the "Member PDQ" basic medical records online program (retail value of $19.95 per year) for a family of four, annually, in MIC's electronic format, which includes a late breaking daily health newsletter, and medical library access, based on agreed pricing, refer to item 6. Marketing can be conducted by MSC as follows:

               Direct link: MSC may choose to have MIC provide a Member private label by creating its own MSC splash page with a direct link to MIC for actual customer service.


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          6.   Member PDQ Price:

               (a) Agent price is one dollar ($1.00) per unit, comprised of storage and retrieval of electronic application for four family members for a period of one year and $1.00 for each renewal year thereafter. Single payment remittance.

               (b) Vehicle service contract business. Agent price, one dollar ($1.00) per unit for a family of four, regardless of term of the service contract, based on single payment each month.

               (c) Renewals. MSC will administer its own renewal process and pay MIC $1.00 per unit for each paid renewal.

          7.   Term and Termination:

               (a) The initial term of the Agreement shall run from February 14, 2003, through February 14, 2006. Unless otherwise terminated pursuant to the terms hereof, the Agreement shall automatically renew for additional one-year periods.

               (b) Either party may terminate the Agreement, without cause, at the end of the initial term or any renewal term by giving written notice of such termination not less than ninety (90) days prior to the end of such term.

               (c) The Agreement may be terminated immediately upon written notice as follows:

                   (i)   By mutual, written agreement of the parties.

                   (ii) Material breach not cured for a period of 30 days after notice.

                   (iii) Either party files bankruptcy,  becomes insolvent or makes a general assignment for the benefit of creditors.

          8. MIC is a public company and therefore must disclose all material developments regarding is business. Both MSC and MIC agree to release a mutually agreed news release announcing this agreement.


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In Witness  Whereof,  this being the  Agreement  between the parties,  we hereby execute this Agreement at 20 Cabot Boulevard, Suite 203, Mansfield, MA 02048 this 9th day of February, 2003.


MedStrong International Corporation



By:
    ----------------------
    Jerry Farrar, President


Member Services Center


By:
    ----------------------------------------
    James G. Hoffman, Chief Executive Officer





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